Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 2021, relating to the financial statements which appear in Encision Inc.’s Annual Report on Form 10-K for the year ended March 31, 2021.

/s/ Eide Bailly LLP

Denver, Colorado
July 23, 2021